UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 W. Morse Boulevard, Suite 220
Winter Park, FL 32789

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (321) 972-1583

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	OTC Pink: IRRXU	N/A
Class A common stock, par value $0.0001	OTC Pink: IRRX	N/A
Warrant	OTC Pink: IRRXW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth below in Items 5.07 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2025, Integrated Rail and Resources Acquisition Corp. (“SPAC”) held a special meeting of stockholders (the “Special Meeting”), at which holders of 4,525,002 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), were present in person or by proxy, representing approximately 78.12% of the voting power of the 5,792,100 issued and outstanding Class A Common Stock entitled to vote at the Special Meeting as of the close of business on June 6, 2025, which was the record date for the Special Meeting.

At the Special Meeting, SPAC stockholders approved a proposal (a) to approve and adopt the Agreement and Plan of Merger (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger, dated November 8, 2024, as further amended by that certain Second Amendment to Agreement and Plan of Merger, dated December 31, 2024, as further amended by that certain Waiver to Agreement and Plan of Merger, dated April 30, 2025, and as further amended by that certain Third Amendment to Agreement and Plan of Merger, dated May 14, 2025, the “Merger Agreement”), by and among (i) Integrated Rail and Resources Acquisition Corp., (ii) Uinta Infrastructure Group Corp. (“Holdings”), (iii) Uinta Lower Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Lower Holdings”), (iv) Uinta Merger Co., a Delaware corporation and wholly owned subsidiary of Holdings, (v) Uinta Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Lower Holdings, (vi) Tar Sands Holdings II, LLC, and (vii) Endeavor Capital Group, LLC, and (b) to approve the Transactions, including the Mergers, and Business Combination (as each is defined in the Merger Agreement) (the “Business Combination Proposal”).

The following is a tabulation of the votes with respect to the Business Combination Proposal, which was approved by SPAC’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
4,525,002	0	0

At the Special Meeting, SPAC stockholders also approved a proposal to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the proposed Amended and Restated Holdings Certificate of Incorporation, as the charter for the post-business combination company, which, if approved, would take effect substantially concurrently with the Effective Time (as defined in the Merger Agreement) (the “Organizational Documents Proposal”).

The following is a tabulation of the votes with respect to the Organizational Documents Proposal, which was approved by SPAC’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
4,525,002	0	0

At the Special Meeting, SPAC stockholders also approved a proposal to approve, on a non-binding advisory basis, certain governance provisions in the Amended and Restated Holdings Certificate of Incorporation, and these proposals are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as five separate sub-proposals (the “Advisory Governance Proposals”).

The following is a tabulation of the votes with respect to the Advisory Governance Proposals, which was approved by SPAC’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
4,525,002	0	0

At the Special Meeting, SPAC stockholders also approved a proposal to elect, effective at the Closing (as defined in the Merger Agreement), seven directors to serve on the new Holdings Board of Directors until the 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified (the “Election of Directors Proposal”).

The following is a tabulation of the votes with respect to the Election of Directors Proposal, which was approved by SPAC’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
4,525,002	0	0

At the Special Meeting, SPAC stockholders also approved a proposal to approve the equity incentive plan (the “Incentive Plan Proposal”).

The following is a tabulation of the votes with respect to the Incentive Plan Proposal, which was approved by SPAC’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
4,525,002	0	0

In connection with the Special Meeting, stockholders holding an aggregate of 16,528 shares of SPAC’s Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $233,623.84 (approximately $13.53 per share) will be removed from the Trust Account to pay such holders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

Dated: June 30, 2025	By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chief Executive Officer

3